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Exhibit 3.43

ARTICLES OF INCORPORATION

OF

WASHINGTON VILLAGE HEALTH SERVICES, INC.

        THIS IS TO CERTIFY THAT:

        FIRST:    The undersigned, Louis Jay Ulman, whose address is 100 South Charles Street, Baltimore, Maryland 21201, being at least eighteen (18) years of age, does hereby form a corporation under the general laws of the State of Maryland.

        SECOND:    The name of the corporation (which is hereinafter called the "Corporation") is:

          WASHINGTON VILLAGE HEALTH SERVICES, INC.

        THIRD:    The purposes for which the Corporation is formed are as follows:

          (a)   To provide health care services of any kind or nature whatsoever.

          (b)   In general, to carry on any other lawful business whatsoever in connection with the foregoing or which is calculated, directly or indirectly, to promote the interests of the Corporation or which shall be conducive to or expedient for the protection or benefit of the Corporation.

          The foregoing enumeration of the purposes, objects and business of the Corporation is made in furtherance and not in limitation of the powers conferred upon the Corporation by law, and it is not intended by the reference to any particular purpose, object or business to exclude any other purpose, object or business authorized or permitted by law.

        FOURTH:    The address of the principal office of the Corporation in this State is 3 Huntmeadow Court, Owings Mills, Maryland 21117.

        FIFTH:    The Resident Agent of the Corporation is Stanton G. Ades, whose address is 3 Huntmeadow Court, Owings Mills, Maryland 21117. Said Resident Agent is a citizen of the State of Maryland and actually resides therein.

        SIXTH:    The total number of shares of stock which the Corporation has authority to issue is five thousand (5,000) shares, no par value, all of one class.

        SEVENTH:    The Corporation shall have a Board of four (4) Directors. The number of Directors may be increased or decreased in accordance with the Bylaws of the Corporation but shall never be less than the minimum number required by the provisions of the Maryland General Corporation Law. The names of the Directors who shall serve as such until the first annual meeting of the Stockholders and until their successors are duly elected and qualify are:

    Michael G. Bronfein
    Stanton G. Ades
    Jessica Bronfein
    Renee Ades

        EIGHTH:    In carrying on its business or for the purpose of attaining or furthering any of its objects the Corporation shall have all of the rights, powers and privileges granted to corporations by the laws of the State of Maryland and the power to do any and all acts and things which a natural person or partnership could do and which may now or hereafter be authorized by law, either alone or in partnership or conjunction with others. In furtherance and not in limitation of the powers conferred by law, the powers of the Corporation and of the Directors and Stockholders shall include the following:

          (a)   The Corporation reserves the right from time to time to make any amendment of its Charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in its Charter, of any outstanding stock.

          (b)   Except as otherwise provided in this Charter or by the Bylaws of the Corporation, as from time to time amended, the business of the Corporation shall be managed under the direction of its Board of Directors, which shall have and may exercise all the powers of the Corporation except such as are by law or this Charter or the Bylaws conferred upon or reserved to the Stockholders. Additionally, the Board of Directors of the Corporation is hereby specifically authorized and empowered from time to time in its discretion:

            (1)   To authorize the issuance or sale from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the Bylaws of the Corporation;

            (2)   By articles supplementary to this Charter, to classify or reclassify any unissued stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the stock.

        NINTH:    No holder of stock of any class shall have any preemptive right to subscribe to or purchase any additional shares of any class, or any bonds or convertible securities of any nature; provided, however, that the Board of Directors may, in authorizing the issuance of stock of any class, confer any preemptive right that the Board of Directors may deem advisable in connection with such issuance.

        TENTH:    The Corporation shall indemnify any person against reasonable expenses to the extent that he has been successful, on the merits or otherwise, in defense of any action, suit or proceeding to which he was made a party by reason of his serving or having served either the Corporation or any other entity at the request of the Corporation, in any capacity, while an officer or Director of the Corporation. Except as the Bylaws may otherwise provide, no other indemnification shall be provided for any officer or Director or for any employee or agent of the Corporation or of any predecessor of the Corporation or any other entity.

        IN WITNESS WHEREOF, I have signed these Articles of Incorporation, and I acknowledge the same to be my act on this 15th day of May, 1984.

LOUIS JAY ULMAN Louis Jay Ulman

2

AMENDED ARTICLES OF INCORPORATION

OF

WASHINGTON VILLAGE HEALTH SERVICES, INC.

        THIS IS TO CERTIFY THAT:

        FIRST:    The undersigned Louis Jay Ulman, whose address is 16th Floor, 100 South Charles Street, Baltimore, Maryland 21201, being at least eighteen (18) years of age, being the sole incorporator of Washington Village Health Services, Inc., and acting in said capacity prior to the First Meeting of the Board of Directors of said corporation, hereby adopts Amended Articles of Incorporation of Washington Village Health Services, Inc., a corporation formed under the general laws of the State of Maryland.

        SECOND:    The name of the corporation (which is hereinafter called the "Corporation") is:

          MEDICAL SERVICES GROUP, INC.

        THIRD:    The purposes for which the Corporation is formed are as follows:

          (a)   To provide health care services of any kind or nature whatsoever.

          (b)   In general, to carry on any other lawful business whatsoever in connection with the foregoing or which is calculated, directly or indirectly, to promote the interests of the Corporation or which shall be conducive to or expedient for the protection or benefit of the Corporation.

          The foregoing enumeration of the purposes, objects and business of the Corporation is made in furtherance and not in limitation of the powers conferred upon the Corporation by law, and it is not intended by the reference to any particular purpose, object or business to exclude any other purpose, object or business authorized or permitted by law.

        FOURTH:    The address of the principal office of the Corporation in this State is 3 Huntmeadow Court, Owings Mills, Maryland 21117.

        FIFTH:    The Resident Agent of the Corporation is Stanton G. Ades, whose address is 3 Huntmeadow Court, Owings Mills, Maryland 21117. Said Resident Agent is a citizen of the State of Maryland and actually resides therein.

        SIXTH:    The total number of shares of stock which the Corporation has authority to issue is five thousand (5,000) shares, no par value, all of one class.

        SEVENTH:    The Corporation shall have a Board of four (4) Directors. The number of Directors may be increased or decreased in accordance with the Bylaws of the Corporation but shall never be less than the minimum number required by the provisions of the Maryland General Corporation Law. The names of the Directors who shall serve as such until the first annual meeting of the Stockholders and until their successors are duly elected and qualify are:

    Michael G. Bronfein
    Stanton G. Ades
    Jessica Bronfein
    Renee Ades

        EIGHTH:    In carrying on its business or for the purpose of attaining or furthering any of its objects the Corporation shall have all of the rights, powers and privileges granted to corporations by the laws of the State of Maryland and the power to do any and all acts and things which a natural person or partnership could do and which may now or hereafter be authorized by law, either alone or in partnership or conjunction with others. In furtherance and not in limitation of the powers conferred by law, the powers of the Corporation and of the Directors and Stockholders shall include the following:

          (a)   The Corporation reserves the right from time to time to make any amendment of its Charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in its Charter, of any outstanding stock.

          (b)   Except as otherwise provided in this Charter or by the Bylaws of the Corporation, as from time to time amended, the business of the Corporation shall be managed under the direction of its Board of Directors, which shall have and may exercise all the powers of the Corporation except such as are by law or this Charter or the Bylaws conferred upon or reserved to the Stockholders. Additionally, the Board of Directors of the Corporation is hereby specifically authorized and empowered from time to time in its discretion:

            (1)   To authorize the issuance or sale from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the Bylaws of the Corporation;

            (2)   By articles supplementary to this Charter, to classify or reclassify any unissued stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the stock.

        NINTH:    No holder of stock of any class shall have any preemptive right to subscribe to or purchase any additional shares of any class, or any bonds or convertible securities of any nature; provided, however, that the Board of Directors may, in authorizing the issuance of stock of any class, confer any preemptive right that the Board of Directors may deem advisable in connection with such issuance.

        TENTH:    The Corporation shall indemnify any person against reasonable expenses to the extent that he has been successful, on the merits or otherwise, in defense of any action, suit or proceeding to which he was made a party by reason of his serving or having served either the Corporation or any other entity at the request of the Corporation, in any capacity, while an officer or Director of the Corporation. Except as the Bylaws may otherwise provide, no other indemnification shall be provided for any officer or Director or for any employee or agent of the Corporation or of any predecessor of the Corporation or any other entity.

        IN WITNESS WHEREOF, I have signed these Articles of Incorporation, and I acknowledge the same to be my act on this 15th day of March, 1985.

LOUIS JAY ULMAN Louis Jay Ulman

2

CERTIFIED COPY OF RESOLUTION OF BOARD OF DIRECTORS FOR CHANGE OF REGISTERED AGENT

        I, Ira C. Gubernick, do hereby certify that I am the duly elected, qualified and acting secretary of Medical Services Group, Inc., a corporation formed and existing under the laws of the State of Maryland, and that at a meeting of the board of directors of said corporation, held on the 10th day of May, 1999, the following resolution was adopted, which said resolution remain in full force and effect.

        "The name and address of the registered agent shall change from:

    Stanton Ades
    7 East Lee Street
    Baltimore, Maryland 21202

  To:
  The Corporation Trust Incorporated
  300 E. Lombard Street
  Baltimore, MD 21202"

IRA C. GUBERNICK Ira C. Gubernick, Secretary Medical Services Group, Inc.

(CORPORATE SEAL)

        I HEREBY CONSENT TO ACT AS RESIDENT AGENT IN MARYLAND FOR THE ENTITY NAMED IN THE ATTACHED INSTRUMENT

The Corporation Trust Incorporated
By:	KORRI A. BEHLER Signature
Korri A. Behler, Special Assistant Secretary Print Name

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  Exhibit 3.43
ARTICLES OF INCORPORATION OF WASHINGTON VILLAGE HEALTH SERVICES, INC.
AMENDED ARTICLES OF INCORPORATION OF WASHINGTON VILLAGE HEALTH SERVICES, INC.
CERTIFIED COPY OF RESOLUTION OF BOARD OF DIRECTORS FOR CHANGE OF REGISTERED AGENT